UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2015

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Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

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Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 14, 2015 the Company’s annual meeting of stockholders was held. At the meeting, the stockholders elected Blake W. Augsburger, Robert E. Bartels, Jr., Daniel F. Evans, Jr., David M. Findlay, Thomas A. Hiatt, Michael L. Kubacki, Charles E. Niemier, Emily E. Pichon, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, Ronald D. Truex and M. Scott Welch, each with terms expiring in 2016. Additionally, the Company’s stockholders ratified the advisory vote on executive compensation and ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:
				Broker
	For	Against	Abstain	Non-votes
Blake W. Augsburger	11,279,181	9,332	2,062	2,345,541
Robert E. Bartels, Jr.	11,248,284	40,546	1,745	2,345,541
David M. Findlay	11,266,692	20,253	3,630	2,345,541
Daniel F. Evans	11,237,519	41,824	11,232	2,345,541
Thomas A. Hiatt	11,253,607	25,507	11,461	2,345,541
Michael L. Kubacki	11,241,621	47,237	1,717	2,345,541
Charles E. Niemier	11,227,233	61,598	1,744	2,345,541
Emily E. Pichon	11,210,712	75,523	4,340	2,345,541
Steven D. Ross	11,236,987	45,510	8,078	2,345,541
Brian J. Smith	11,266,240	8,790	15,545	2,345,541
Bradley J. Toothaker	11,236,621	49,471	4,483	2,345,541
Ronald D. Truex	11,268,652	9,221	12,702	2,345,541
M. Scott Welch	11,268,652	50,967	11,732	2,345,541

Ratification of Advisory Proposal on Executive Compensation:
				Broker
	For	Against	Abstain	Non-votes
	11,087,785	162,397	40,393	2,345,541
Ratification of Independent Registered Public Accounting Firm:
				Broker
	For	Against	Abstain	Non-votes
Crowe Horwath LLP	13,549,484	81,951	4,681	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  April 15, 2015                                                                By:  /s/Lisa M. O’Neill

Lisa M. O’Neill
Executive Vice President and
Chief Financial Officer